Exhibit 10.3

FORM OF NON-COMPETITION AND

CONFIDENTIALITY AGREEMENT

This Non-Competition and Confidentiality Agreement (the “Agreement”) is entered into as of January 13, 2017 (the “Effective Date”) by and among uSell.com, Inc., a Delaware corporation (“uSell”), BST Distribution, Inc., a New York corporation (“BST”), We Sell Cellular, LLC, a Delaware limited liability company (“WeSell”), and each of their affiliates, and XXXX, a Delaware limited liability LLC (the “LLC”) (collectively, the “Companies”), and _________ Tepfer (“Tepfer” or the “Executive”). The Companies and Tepfer are collectively referred to herein as the “Parties”) for all purposes under this Agreement except where apparent from the context the word uSell includes all of its affiliates.

WHEREAS, uSell owns membership interests in the LLC;

WHEREAS, Tepfer is an officer and equityholder of uSell;

WHEREAS, Tepfer is also employed by uSell through an Employment Agreement, as amended, with BST and WeSell and as an employee he provides services to uSell, BST, WeSell and their affiliates;

WHEREAS, uSell has agreed to provide certain services to the LLC pursuant to a Services Agreement between uSell and its affiliates and the LLC; and

WHEREAS, the Companies are presently and/or expect to be engaged in following the date of this Agreement, the purchasing of cell phones, smart phones, tablets and related accessories (the “Business”).

NOW, THEREFORE, in consideration of the compensation paid to Tepfer by BST and WeSell (and their affiliates) and distributions which uSell may receive from the LLC, which Tepfer acknowledges to be good and valuable consideration for Tepfer’s obligations hereunder, the Parties hereby agree as follows:

1.            Non-Competition Agreement.

(a)          Competition with the Companies. During the period that Tepfer is employed by uSell or any of its affiliates and for a period of one (1) year commencing on the date of termination of his employment with uSell or any of its affiliates (the “Restricted Period”), Tepfer shall not, directly or indirectly, individually or through any other person, whether as an employee, officer, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, joint venturer, member, or otherwise, engage in or assist others to engage in the Business or compete in any way with any or all of the Companies anywhere in the world.

(b)          Solicitation of Employees. During the Restricted Period, Tepfer agrees that he shall not, directly or indirectly, (i) solicit, recruit, induce, request, recommend or advise any employee of the Companies (or any individual who was an employee of any of the Companies during the twelve (12) month period prior to the end of the Restricted Period), (ii) cause any such individual to terminate his or her employment with any of the Companies, or refrain from renewing or extending his or her employment by or consulting relationship with any of the Companies or (iii) cause any such individual to become employed by or enter into a consulting relationship with a person other than the Companies.

(c)          Solicitation of Customers/Suppliers. During the Restricted Period, Tepfer agrees that he shall not, directly or indirectly, (i) solicit, persuade or induce any customer or supplier of any of the Companies to terminate, reduce, disrupt or refrain from renewing or extending its contractual or other relationship with any of the Companies in regard to the purchase or sale of products sold, by any of the Companies or any other individual, person or entity in regard to the purchase of similar or identical to those purchased and sold, by the Companies.

(d)          Extension of Restricted Period. Notwithstanding anything to the contrary herein, the Restricted Period shall only terminate on the later of (i) the Restricted Period as set forth in Section 1(a) and (ii) such time that all Liabilities have been indefeasibly paid in full and the Companies’ right to request financial accommodations under the Note Purchase Agreement has been terminated. For purposes of the foregoing sentence, (a) the term “Liabilities” shall have the meaning given to such term in the Note Purchase Agreement and (b) the term “Note Purchase Agreement” shall mean the Note Purchase Agreement dated as of January 13, 2017 by and among certain of the Companies, the Purchasers named and as defined therein and _________________________________, as agent for such Purchasers, as the same may be amended, modified and supplemented from time to time.

(e)          Non-disparagement. Tepfer agrees that during the period that he is employed by uSell (or any of its affiliates), and at all times thereafter, he will refrain from making, in writing or orally, any unfavorable comments about any of the Companies, or any of their owners, officers, directors, employees or agents, or their operations, policies, or procedures, cause embarrassment or public humiliation to such persons or otherwise disparage such persons; provided, however, that nothing herein shall preclude Tepfer from responding truthfully to a lawful subpoena or other compulsory legal process or from providing truthful information otherwise required by law.

(f)          No Payment. Tepfer acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 1, and confirms he has received adequate consideration for such undertakings and entering into this Agreement.

(g)          Exception. If during the Restricted Period, any of the Companies engages in a new business that was not operated or contemplated by any of the Companies while the Executive was employed by uSell, the foregoing restrictions in Section 1 shall not apply to that business.

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2.            Non-Disclosure of Confidential Information.

(a)          Confidential Information. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, trade secrets, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing, the budgets and strategic plans of any of the Companies, and the identity and special needs of customers, vendors, and suppliers, databases, data, and all technology relating to the business of any of the Companies, systems, methods of operation, solicitation of leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the any of the Companies, the names, home addresses and all telephone numbers and e-mail addresses of the employees and employees of customers, vendors and suppliers of any of the Companies. Confidential Information also includes, without limitation, Confidential Information received from the subsidiaries and affiliates any of the Companies. For purposes of this Agreement, the following will not constitute Confidential Information: (i) information of uSell which is permitted to compete with the LLC as specified in a Service Agreement it enters into with the LLC, (ii) information which is or subsequently becomes generally available to the public through no act or fault of the Executive, (iii) for the LLC, information set forth in the written records of the Executive or uSell prior to disclosure to any person on behalf of the LLC and (iv) information which is lawfully obtained by the Executive in writing from a third party who lawfully acquired the confidential information and who did not acquire such confidential information or trade secret, directly or indirectly, from any of the Companies and who has not breached any duty of confidentiality.

(b)          Legitimate Business Interests. The Executive recognizes that the Companies have legitimate business interests to protect and as a consequence, the Executive agrees to the restrictions contained in this Agreement because they further the Companies’ legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets; (ii) valuable confidential business, technical, and/or professional information that otherwise may not qualify as trade secrets, including, but not limited to, all Confidential Information; or (iii) substantial, significant, or key relationships with specific prospective or existing and future customers, vendors or suppliers.

(c)          Confidentiality. During the term of the Executive’s employment with uSell (or any of its affiliates) and following termination of employment, for any reason, the Confidential Information shall be held by Tepfer in the strictest confidence and shall not, without the prior express written consent of the manager of the LLC, be disclosed to any person other than in connection with Tepfer’s employment by uSell (or any of its affiliates). The Executive further acknowledges that such Confidential Information as is acquired and used by any of the Companies is a special, valuable and unique asset. The Executive shall exercise all due and diligent precautions to protect the integrity of the Confidential Information and to keep it confidential whether it is in written form, on electronic media, oral, or otherwise. The Executive shall not copy any Confidential Information except to the extent necessary to his employment with uSell (or any of its affiliates) nor remove any Confidential Information or copies thereof from the premises any of the Companies except to the extent necessary to his employment with uSell. Upon termination of his employment with uSell (or any of its affiliates), the Executive shall immediately return any Confidential Information to the Companies. All records, files, materials and other Confidential Information obtained by the Executive in the course of his employment with uSell are confidential and proprietary and shall remain the exclusive property of any of the Companies. The Executive shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity other than any of the Companies or disclose any such Confidential Information to any person, firm, corporation, association or other entity, except to or on behalf of uSell, for any reason or purpose whatsoever without the prior express written consent of the manager of the LLC.

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(d)          Whistleblowing. Nothing contained in this Agreement shall be construed to prevent the Executive from reporting any act or failure to act to the Securities and Exchange Commission or other governmental body or prevent the Executive from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Securities Exchange Act of 1934 or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

(e)          Notice of Immunity under the Defend Trade Secrets Act of 2016. In addition to the provisions of Section 2(d):

(i) The Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(A)  is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

(B)  is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

(ii)  if the Executive files a lawsuit for retaliation by any of the Companies for reporting a suspected violation of law, the Executive may disclose the trade secrets of any of the Companies to his attorney and use the trade secret information in the court proceeding if the Executive:

(A)  files any document containing the trade secret under seal; and

(B)  does not disclose the trade secret, except pursuant to court order.

3.            Equitable Relief.

(a)          The Companies and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive shall or take any action in violation of Section 1 and/or Section 2, any of the Companies shall be entitled to, in addition to any other remedy which may be available at law or in equity, specific performance and injunctive relief without posting a bond or proving actual damages, in order to prevent any actual, intended or likely breach.

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(b)          Any action arising from or under this Agreement must be commenced only in the appropriate state or federal court located in New York County, New York. The Executive irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to take any and all future action necessary to submit to the jurisdiction of such courts. The Executive irrevocably waives any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Executive in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Executive therein described, or by appropriate proceedings under any applicable treaty or otherwise.

4.            Severability.

(a)          The Executive expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that any provision of this agreement is unenforceable, such provision shall be modified and interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action so as to be enforceable to the maximum extent consistent with then applicable law. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Companies the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated to the extent necessary, for the purposes of such proceeding, from this Agreement.

(b)          If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provisions were not included.

5.            Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery next business day delivery to the addresses detailed below (or to such other address, as either of them, by notice to the other may designate from time to time), or by e-mail delivery (in which event a copy shall immediately be sent by FedEx or similar receipted delivery), as follows:

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To the LLC:	XXXX
________________
________________
Attention: _______

With a copy to:	Loeb & Loeb, LLP
345 Park Avenue
New York, NY 10154
Email: sgiordano@loeb.com
Attention: Scott Giordano, Esq.

To Tepfer:	________ Tepfer
150 Executive Drive, Suite Q
Edgewood, NY 11717
Email: btepfer@wesell.com

To uSell, BST:	________ Tepfer
150 Executive Drive
Unit Q
Edgewood, NY 11717
Email: stepfer@wesell.com

and WeSell:	Nikhil Raman
171 Madison Avenue, 17th Floor
New York, NY 10016
Email: nik@usell.com

With a copy to:	Nason, Yeager, Gerson White & Lioce, P.A.
3001 PGA Blvd., Suite 305
Palm Beach Gardens, Florida 33410
Email: harris@nasonyeager.com
Attention: Michael D. Harris, Esq.

6.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

7.            Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

8.            Governing Law. This Agreement shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations and all claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of Delaware without regard to choice of law considerations.

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9.            Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

10.          Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

11.          Amendment. This Agreement shall not be amended, modified or supplemented at any time or terminated without the consent of all parties to the Agreement and the prior written consent of _____________________________.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date above.

XXXX

By:

USELL.COM, INC.

By:
Nikhil Raman, Chief Executive Officer

BST DISTRIBUTION, INC.

By:
_____Tepfer, _____________

WE SELL CELLULAR, LLC

By:
Nikhil Raman, Manager

_________ TEPFER